Exhibit 99.1

Waste Connections Reports Preliminary Third Quarter 2015 Results

- Reports 5.1% solid waste price + volume growth

- Solid waste margins expand approximately 200 basis points

- Adjusted EBITDA* of $189.0 million, or 34.5% of revenue

- GAAP EPS of $0.50 and adjusted EPS* of $0.54

- YTD net cash provided by operating activities of $463.3 million, up 11.7%

- YTD free cash flow* of $298.6 million, or 18.8% of revenue

- Announces new market solid waste acquisition in MN and tuck-ins in three states

- Returns almost $140 million YTD to stockholders through share repurchases and dividends

THE WOODLANDS, Texas, Oct. 26, 2015 /PRNewswire/ -- Waste Connections, Inc. (NYSE: WCN) today announced its preliminary results for the third quarter of 2015. Preliminary results do not include an anticipated non-cash charge to GAAP earnings for impairment of a significant portion of the goodwill and indefinite-lived intangible assets associated with its E&P segment, which is discussed further below.

Revenue in the third quarter of 2015 totaled $547.9 million compared to $546.6 million in the year ago period. Operating income was $118.2 million compared to $115.9 million in the third quarter of 2014. Adjusted EBITDA* in the quarter was $189.0 million, as compared to adjusted EBITDA of $192.3 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as impairments and other operating charges and acquisition-related costs, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $61.3 million, or $0.50 per share on a diluted basis of 123.6 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $60.1 million, or $0.48 per share on a diluted basis of 124.8 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $66.5 million, or $0.54 per share, versus $70.3 million, or $0.56 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, exclude certain items net of tax, as shown in the detailed reconciliation in the attached table.

"Continuing momentum and strong margin expansion in solid waste drove better than expected performance in the period. Notable increases in collection activity and double-digit growth in special waste and C&D landfill tonnage resulted in over 2.5% organic volume growth and an approximate 200 basis points EBITDA margin expansion year-over-year in solid waste for the quarter. And E&P waste activity once again was in line with our expectations," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. "Our strong operating performance and free cash flow growth positioned us for another double-digit increase in our quarterly cash dividend as well as continued share repurchases. We've repurchased approximately two million shares year-to-date, putting us on track to repurchase between 2% and 3% of outstanding shares during the year."

Mr. Mittelstaedt added, "As anticipated, solid waste acquisition activity has picked up during the second half of the year. We are pleased to announce the acquisition of Shamrock Disposal, a leading provider of solid and industrial waste collection and disposal services in Duluth, Minnesota, as well as tuck-in acquisitions of collection operations in California, Oregon and Texas. These transactions, which total approximately $15 million of annualized revenue, together with other solid waste acquisitions that may close before year end, could provide up to five percent additional revenue growth in 2016."

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

For the nine months ended September 30, 2015, revenue was $1.59 billion, as compared to revenue of $1.55 billion in the year ago period. Operating income was $330.1 million compared to $334.3 million for the same period in 2014. Adjusted EBITDA for the nine months ended September 30, 2015, was $535.0 million, as compared to adjusted EBITDA of $538.9 million in the prior year period. Net income attributable to Waste Connections for the nine months ended September 30, 2015, was $170.5 million, or $1.37 per share on a diluted basis of 124.1 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $171.8 million, or $1.38 per share on a diluted basis of 124.8 million shares. Adjusted net income attributable to Waste Connections for the nine months ended September 30, 2015, was $185.1 million, or $1.49 per share, compared to $191.5 million, or $1.54 per share, in the year ago period.

Impairment Charge

In accordance with applicable accounting standards, we evaluate our reporting units for impairment annually in the fourth quarter of the year, or more frequently if certain events or circumstances have changed. Our management currently believes that the significant and sustained decline in crude oil prices in recent months, together with market expectations of a likely slow recovery in such prices, constitute a change in circumstances that makes it more likely than not that a significant portion of the goodwill and indefinite-lived intangible assets associated with our E&P segment was impaired in the third quarter of 2015. Any such impairment would be a non-cash charge and mostly deductible for tax purposes.

Management is in the process of performing such impairment testing. Upon completion of that testing and a final determination by its board of directors, the Company expects to record a non-cash impairment charge to GAAP earnings in its third quarter financial statements when it files its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on or before November 9, 2015. As of September 30, 2015, before any such impairment charge, our E&P segment had total assets of $1.64 billion, including goodwill and indefinite-lived intangible assets of $489.1 million and $59.9 million, respectively.

About Waste Connections

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 32 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: expected acquisition activity, contribution from acquisitions, and timing to complete acquisitions; the Company's ability to finance additional acquisitions; the expected return of capital to stockholders; and the expected impairment charge. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) negative trends or volatility in crude oil prices may adversely affect the level of exploration, development and production activity of E&P companies and the demand for our E&P waste services; (2) our results are vulnerable to economic conditions; (3) our E&P waste business depends on the willingness of E&P companies to outsource their waste services activities; (4) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (5) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (6) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (7) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (8) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (9) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (10) we have limited experience in running an E&P waste treatment, recovery and disposal business; (11) the seasonal nature of our business and "event-driven" waste projects cause our results to fluctuate; (12) we may lose contracts through competitive bidding, early termination or governmental action; (13) alternatives to landfill disposal may cause our revenues and operating results to decline; (14) increases in labor costs could impact our financial results; (15) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (16) labor union activity could divert management attention and adversely affect our operating results; (17) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (18) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (19) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (20) we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (21) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (22) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; (23) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (24) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (25) extensive and evolving environmental, health and safety laws and regulations may restrict our operations and growth and increase our costs; (26) our E&P waste business could be adversely affected by changes in laws regulating E&P waste; (27) changes in laws or government regulations regarding hydraulic fracturing could increase our customers' costs of doing business and reduce oil and gas production by our customers, which could adversely impact our business; (28) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (29) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (30) our financial results are based upon estimates and assumptions that may differ from actual results; (31) our accruals for our landfill site closure and post-closure costs may be inadequate; (32) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (33) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (34) liabilities for environmental damage may adversely affect our financial condition, business and earnings; and (35) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2015
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Revenues	$546,551	$547,938	$1,552,953	$1,585,350
Operating expenses:
Cost of operations	297,849	300,910	847,860	879,470
Selling, general and administrative	57,991	59,799	170,163	175,208
Depreciation	58,998	61,373	171,920	178,318
Amortization of intangibles	6,702	7,195	20,158	21,458
Impairments and other operating charges	9,120	440	8,572	786
Operating income	115,891	118,221	334,280	330,110

Interest expense	(15,815)	(16,367)	(48,666)	(47,386)
Other income (expense), net	(269)	(1,303)	785	(1,430)
Income before income tax provision	99,807	100,551	286,399	281,294

Income tax provision	(39,523)	(39,007)	(113,992)	(110,028)
Net income	60,284	61,544	172,407	171,266
Less: Net income attributable to noncontrolling interests	(200)	(205)	(644)	(743)
Net income attributable to Waste Connections	$60,084	$61,339	$171,763	$170,523

Earnings per common share attributable to Waste Connections' common stockholders:
Basic	$0.48	$0.50	$1.38	$1.38

Diluted	$0.48	$0.50	$1.38	$1.37

Shares used in the per share calculations:
Basic	124,342,493	123,269,902	124,179,478	123,783,217
Diluted	124,769,981	123,644,201	124,778,292	124,118,603

Cash dividends per common share	$0.115	$0.13	$0.345	$0.39

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31, 2014	September 30, 2015
ASSETS
Current assets:
Cash and equivalents	$14,353	$23,553
Accounts receivable, net of allowance for doubtful accounts of $9,175 and $7,924 at December 31, 2014 and September 30, 2015, respectively	259,969	255,976
Deferred income taxes	49,508	49,168
Prepaid expenses and other current assets	42,314	32,988
Total current assets	366,144	361,685

Property and equipment, net	2,594,205	2,619,182
Goodwill	1,693,789	1,731,756
Intangible assets, net	509,995	534,709
Restricted assets	40,841	42,505
Other assets, net	40,293	39,661
	$5,245,267	$5,329,498
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$120,717	$138,718
Book overdraft	12,446	12,510
Accrued liabilities	120,947	150,921
Deferred revenue	80,915	82,902
Current portion of contingent consideration	21,637	25,981
Current portion of long-term debt and notes payable	3,649	3,637
Total current liabilities	360,311	414,669

Long-term debt and notes payable	1,971,152	1,946,854
Long-term portion of contingent consideration	48,528	47,769
Other long-term liabilities	92,900	105,534
Deferred income taxes	538,635	546,210
Total liabilities	3,011,526	3,061,036

Commitments and contingencies
Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,984,527 and 123,419,887 shares issued and outstanding at December 31, 2014 and September 30, 2015, respectively	1,240	1,234
Additional paid-in capital	811,289	780,076
Accumulated other comprehensive loss	(5,593)	(13,172)
Treasury stock at cost, 1,050,820 shares outstanding at September 30, 2015	-	(49,458)
Retained earnings	1,421,249	1,543,526
Total Waste Connections' equity	2,228,185	2,262,206
Noncontrolling interest in subsidiaries	5,556	6,256
Total equity	2,233,741	2,268,462
	$5,245,267	$5,329,498

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2015
(Unaudited)
(Dollars in thousands)

	Nine months ended September 30,
	2014	2015
Cash flows from operating activities:
Net income	$172,407	$171,266
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets and impairments	7,535	(142)
Depreciation	171,920	178,318
Amortization of intangibles	20,158	21,458
Deferred income taxes, net of acquisitions	4,572	12,629
Amortization of debt issuance costs	2,362	2,428
Equity-based compensation	13,889	14,433
Interest income on restricted assets	(345)	(319)
Interest accretion	3,631	5,346
Excess tax benefit associated with equity-based compensation	(7,177)	(2,002)
Adjustments to contingent consideration not settled in cash	1,037	928
Net change in operating assets and liabilities, net of acquisitions	24,637	58,981
Net cash provided by operating activities	414,626	463,324

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(49,231)	(112,090)
Proceeds from adjustment to acquisition consideration	843	-
Capital expenditures for property and equipment	(148,843)	(168,379)
Proceeds from disposal of assets	6,139	1,676
Change in restricted assets, net of interest income	(2,370)	(1,344)
Other	18	3,140
Net cash used in investing activities	(193,444)	(276,997)

Cash flows from financing activities:
Proceeds from long-term debt	214,000	914,500
Principal payments on notes payable and long-term debt	(394,761)	(941,440)
Payment of contingent consideration recorded at acquisition date	(578)	(202)
Change in book overdraft	(180)	65
Proceeds from option and warrant exercises	2,958	494
Excess tax benefit associated with equity-based compensation	7,177	2,002
Payments for repurchase of common stock	-	(91,165)
Payments for cash dividends	(42,770)	(48,246)
Tax withholdings related to net share settlements of restricted stock units	(6,796)	(6,441)
Distributions to noncontrolling interests	(371)	(43)
Debt issuance costs	(125)	(6,651)
Net cash used in financing activities	(221,446)	(177,127)

Net increase (decrease) in cash and equivalents	(264)	9,200
Cash and equivalents at beginning of period	13,591	14,353
Cash and equivalents at end of period	$13,327	$23,553

ADDITIONAL STATISTICS
(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended September 30, 2015:

Three months ended September 30, 2015
Solid Waste Internal Growth: Core Price	2.7%
Surcharges	(0.2%)
Volume	2.6%
Recycling	(0.5%)
Total Solid Waste Internal Growth	4.6%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ending September 30, 2014 and 2015:

	Three Months Ended September 30, 2014
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$333,917	$(926)	$332,991	60.9%
Solid Waste Disposal and Transfer	167,129	(62,295)	104,834	19.2%
Solid Waste Recycling	14,973	(497)	14,476	2.6%
E&P Waste Treatment, Recovery and Disposal	86,085	(4,185)	81,900	15.0%
Intermodal and Other	12,604	(254)	12,350	2.3%
Total	$614,708	$(68,157)	$546,551	100.0%

	Three Months Ended September 30, 2015
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$354,490	$(1,250)	$353,240	64.5%
Solid Waste Disposal and Transfer	180,442	(66,322)	114,120	20.8%
Solid Waste Recycling	12,213	(155)	12,058	2.2%
E&P Waste Treatment, Recovery and Disposal	54,695	(3,519)	51,176	9.3%
Intermodal and Other	17,344	-	17,344	3.2%
Total	$619,184	$(71,246)	$547,938	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending September 30, 2014 and 2015:

	Three months ended September 30,
	2014	2015
Solid waste, net	$6,580	$4,567
E&P waste, net	-	7,077
Acquisitions, net	$6,580	$11,644

ADDITIONAL STATISTICS (continued)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and nine month periods ending September 30, 2014 and 2015:

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Cash Interest Paid	$6,920	$6,075	$37,950	$34,202
Cash Taxes Paid	48,382	48,048	89,643	80,584

Debt to Book Capitalization as of September 30, 2015: 46%

Internalization for the three months ended September 30, 2015: 54%

Days Sales Outstanding for the three months ended September 30, 2015: 43 (29 net of deferred revenue)

Share Information for the three months ended September 30, 2015:

Basic shares outstanding	123,269,902
Dilutive effect of options and warrants	25,474
Dilutive effect of restricted stock units	348,825
Diluted shares outstanding	123,644,201

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments or other operating charges, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Net income	$60,284	$61,544	$172,407	$171,266
Plus: Income tax provision	39,523	39,007	113,992	110,028
Plus: Interest expense	15,815	16,367	48,666	47,386
Plus: Depreciation and amortization	65,700	68,568	192,078	199,776
Plus: Closure and post-closure accretion	869	978	2,608	2,920
Plus: Impairments and other operating charges (a)	9,120	440	8,572	786
Plus/Less: Other expense (income), net	269	1,303	(785)	1,430
Adjustments:
Plus: Acquisition-related costs (b)	736	777	1,384	1,372
Adjusted EBITDA	$192,316	$188,984	$538,922	$534,964

As % of revenues	35.2%	34.5%	34.7%	33.7%

____________________________________________

(a)	Reflects the addback of impairments and other operating charges.
(b)	Reflects the addback of acquisition-related transaction costs.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)

Reconciliation of Free Cash Flow:

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate free cash flow differently.

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Net cash provided by operating activities	$134,945	$144,107	$414,626	$463,324
Plus/Less: Change in book overdraft	(198)	87	(180)	65
Plus: Proceeds from disposal of assets	276	386	6,139	1,676
Plus: Excess tax benefit associated with equity-based compensation	80	152	7,177	2,002
Less: Capital expenditures for property and equipment	(65,164)	(66,209)	(148,843)	(168,379)
Less: Distributions to noncontrolling interests	-	-	(371)	(43)
Free cash flow	$69,939	$78,523	$278,548	$298,645

As % of revenues	12.8%	14.3%	17.9%	18.8%

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company's financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Reported net income attributable to Waste Connections	$60,084	$61,339	$171,763	$170,523
Adjustments:
Amortization of intangibles (a)	6,702	7,195	20,158	21,458
Acquisition-related expenses (b)	736	777	1,384	1,372
Impairments and other operating charges (c)	9,120	440	8,572	786
Tax effect (d)	(6,350)	(3,226)	(11,549)	(9,057)
Impact of deferred tax adjustment (e)	-	-	1,220	-
Adjusted net income attributable to Waste Connections	$70,292	$66,525	$191,548	$185,082

Diluted earnings per common share attributable to Waste Connections' common stockholders:
Reported net income	$0.48	$0.50	$1.38	$1.37
Adjusted net income	$0.56	$0.54	$1.54	$1.49

____________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related transaction costs.
(c)	Reflects the addback of impairments and other operating charges.
(d)	The aggregate tax effect of the adjustments in footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.
(e)

Reflects the elimination of an increase to the income tax provision associated with an increase in the Company's deferred tax liabilities resulting from the enactment of New York State's 2014-2015 Budget Act on March 31, 2014.

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